Exhibit 10.3

VOTING AND NON-REDEMPTION AGREEMENT

This VOTING AND NON-REDEMPTION AGREEMENT (this “Agreement”) is entered into as of August 23, 2023 (the “Agreement Date”) by and among SEP Acquisition Corp., a Delaware corporation (the “SPAC”), Sanuwave Health, Inc., a Nevada corporation (the “Company”), and the undersigned stockholder of SPAC (“Stockholder”). The Stockholder, the SPAC and the Company are collectively referred to herein as the “Parties” and individually as a “Party”.

WHEREAS, the Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of shares of the Class A common stock, par value $0.0001 per share (“Class A Stock”), of the SPAC set forth on Exhibit A attached hereto (such shares, the “Owned Securities”, and together with any other shares of capital stock of the SPAC acquired by Stockholder after the date hereof and prior to the earlier of the Closing and the termination of all of Stockholder’s obligations under this Agreement being collectively referred to herein as the “Securities”);

WHEREAS, on the date hereof, the SPAC, SEP Acquisition Holdings Inc., a Nevada corporation and a wholly-owned subsidiary of the SPAC (the “Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, the Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of the SPAC (the “Merger”);

WHEREAS, in connection with the Merger, the SPAC intends to enter into subscription agreements on terms reasonably acceptable to the SPAC and the Company with investors to purchase shares of Class A Stock at a certain price per share (the “PIPE Price”) in connection with a private equity investment in the SPAC;

WHEREAS, it is a condition precedent to the consummation of the Merger that the stockholders of the SPAC approve the Merger, certain amendments to the SPAC’s certificate of incorporation, and the conversion of the SPAC’s warrants into shares of Class A Stock;

WHEREAS, the amended and restated certificate of incorporation of SPAC, as amended on December 20, 2022 (the “Charter”), provides the Stockholder with certain rights to redeem its shares of Class A Stock in connection with the Merger (the “Redemption Rights”);

WHEREAS, as a condition to the willingness of the Company and the SPAC to enter into the Merger Agreement and as an inducement and in consideration therefor, and in view of the valuable consideration to be received thereunder, and the expenses and efforts to be undertaken by the Company and the SPAC to consummate the Merger, the Stockholder has agreed to enter into this Agreement; and

WHEREAS, all capitalized terms used but not defined herein shall have the respective meanings specified in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Agreement not to Redeem. The Stockholder irrevocably and unconditionally hereby (a) agrees that the Stockholder shall not, and shall cause its Affiliates not to, elect to redeem or otherwise tender or submit for redemption or repurchase __ shares of Class A Stock held by the Stockholder (the “Non-Redeemed Securities”) pursuant to or in connection with the Merger, and (b) waives, on behalf of itself and its Affiliates, the Redemption Rights, including any notice rights in connection therewith, with respect to the Non-Redeemed Securities. In the event of a breach of this Section 1, the Stockholder irrevocably and unconditionally agrees to, or to cause one or more of its Affiliates to, subscribe for and purchase from the SPAC a number of shares of Class A Stock equal to the number of shares of Class A Stock redeemed pursuant to the Redemption Rights, for a per share purchase price equal to the amount to be received by public stockholders of the SPAC exercising their Redemption Rights under the Charter in connection with the Merger.

2.          Agreement to Vote. From and after the date hereof until the Expiration Date, the Stockholder (in such capacity and in its capacity as a holder of Public Warrants, if applicable and not in any other capacity) irrevocably and unconditionally hereby agrees that, at any meeting (whether annual or special and each adjourned or postponed meeting) of the SPAC’s stockholders, however called, or in connection with any other written consent or resolutions of the SPAC’s stockholders, in which the Stockholder is entitled to vote or consent the Stockholder will (x) appear at such meeting or otherwise cause all of the Securities to be counted as present thereat for purposes of calculating a quorum and (y) vote or cause to be voted (including by proxy or written consent or resolution, if applicable) all of the Securities:

(a)         (i) in favor of, and adopt, the Merger, the Merger Agreement, the Ancillary Documents, any amendments to the SPAC’s Organizational Documents, any amendment of the Warrant Agreement, dated as of July 27, 2021, between SPAC and Continental Stock Transfer & Trust Company, as warrant agent (including the Amendment to Warrant Agreement), and all of the other Transactions (and any actions required in furtherance thereof) and (ii) in favor of the other matters set forth in the Merger Agreement,

(b)         for any proposal to adjourn or postpone the applicable stockholder meeting to a later date if (and only if) there are not sufficient votes for approval of the Merger Agreement and any other proposals related thereto as set forth in the Registration Statement/Proxy Statement on the dates on which such meetings are held;

(c)         in opposition to: (i) any and all proposals (x) that could reasonably be expected to delay or impair the ability of the SPAC to consummate the Merger, the Merger Agreement or any of the Transactions, or (y) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents; (ii) any material change in (x) the present capitalization of the SPAC or any amendment of the SPAC’s Organizational Documents other than as contemplated by the Merger Agreement or (y) the SPAC’s corporate structure or business which is inconsistent with the Merger Agreement or any of the Transactions; or (z) any other action or proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled, including any proposal to rescind or amend in any manner any prior vote or written consent, as a stockholder of the SPAC, to approve or adopt the Merger Agreement, the Merger or the Transactions, unless this Agreement shall have been terminated in accordance with its terms;

(d)         to execute and deliver all related documentation and take such other action in support of the Merger, the Merger Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by the SPAC or the Company in order to carry out the terms and provision of this Section 2;

(e)         against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the SPAC contained in the Merger Agreement, or of the Stockholder contained in this Agreement; and

(f)          in favor of any other matter necessary or desirable to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (f) of this Section 2, the “Required Voting Matters”).

The obligations of the Stockholder specified in this Section 2 shall apply whether or not the Merger, any of the Transactions, or any action described above is recommended by the board of directors of the SPAC.

3.           Issuance of Class A Stock.

(a)          In consideration of the agreement set forth in Sections 1 and 2, conditioned upon, immediately prior to, and substantially concurrently with the closing of the Merger (the “Closing”):

(i)           provided the Stockholder remains in compliance with Sections 1 and 2, the SPAC shall issue (the “Share Issuance”) to the Stockholder (or to a designee elected by the Stockholder by notice to the SPAC and approved by the SPAC (the “Designee”), pursuant to Section 9) shares of Class A Stock (the “Issued Class A Common Stock”) in accordance with the following formula, rounded down to the nearest whole number:

($10 – PIPE Price) x Number of Non-Redeemed Securities

PIPE Price

(ii)          The Issued Class A Common Stock shall be issued directly to the Stockholder (or its Designee) in book-entry form on the books and records of the SPAC’s transfer agent electronically via the Direct Registration System of the Depository Trust Company or in such other manner as the SPAC and the Stockholder shall agree upon Closing; and

(iii)         as further consideration for the issuance of the Issued Class A Common Stock to the Stockholder (or its Designee) pursuant to the Share Issuance, the Stockholder hereby agrees to pay to the SPAC, at least one (1) business day prior to the Closing, an amount equal to $0.0001 per share of Issued Class A Common Stock issued to the Stockholder (or its Designee) pursuant to the Share Issuance by wire transfer of immediately available funds, to accounts designated by the SPAC at a financial institution to be chosen by the SPAC.

(b)          If at any time prior to the Merger the number of outstanding shares of common stock of the SPAC is increased or decreased by a consolidation, combination, split or reclassification of the common stock or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding common stock of the SPAC.

(c)          The Stockholder shall, on or prior to the Closing, execute and deliver to the SPAC a completed IRS Form W-9 or Form W-8, as applicable.

(d)          Notwithstanding any other provision of this Agreement, the SPAC and any of its agents and representatives, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

4.           Grant of Irrevocable Proxy and Power of Attorney; Appointment of Proxy.

(a)          From and after the date hereof until the Expiration Date, the Stockholder hereby irrevocably and unconditionally grants to, and appoints, the SPAC, and any of its respective designees as Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to (i) vote or cause to be voted (including by proxy or written consent, if applicable) the Securities in accordance with the Required Voting Matters, in each case, in the event that the Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 2, it being understood that the proxy holder may not exercise the proxy granted pursuant to this Section 4(a) on any matter except for those matters described in Section 2, and (ii) revoke any redemption election made by Stockholder in contravention of Section 1 with respect to any of Stockholder’s shares of Class A Stock and cause SPAC’s transfer agent to fail to redeem such shares in connection with the Business Combination.

(b)          The Stockholder hereby represents that any proxies and powers of attorney heretofore given in respect of the Securities, if any, are revocable, and hereby revokes such proxies and powers of attorney.

(c)          The Stockholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 4 are given in connection with the execution of the Merger Agreement, and that such irrevocable proxy and power of attorney are given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy and power of attorney are coupled with an interest and, except as set forth in this Section 4, are intended to be irrevocable. If for any reason the proxy or power of attorney granted herein is not irrevocable, then the Stockholder agrees, until the Expiration Date, to vote the Securities in accordance with Section 2(a) through Section 2(e) above as instructed by the SPAC in writing.

5.           Restrictions on Transfer.

(a)          Except as contemplated by this Agreement, the Merger Agreement, and the Transactions, from the date hereof until the Expiration Date, the Stockholder shall not, and shall cause its Affiliates not to, directly or indirectly, without the Company’s prior written consent, which shall not be unreasonable withheld, conditioned or delayed, (i) offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, contract, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Securities, (ii) grant any proxies or powers of attorney with respect to any or all of the Securities (except in connection with voting by proxy at a meeting of stockholders of the SPAC as contemplated by Section 2), (iii) permit to exist any lien or encumbrance with respect to any or all of the Securities other than those created by this Agreement or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Stockholder’s ability to perform its obligations under this Agreement. The SPAC hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Stockholder agrees with, and covenants to, the Company that Stockholder shall not request that the SPAC register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Securities during the term of this Agreement without the prior written consent of the Company, and the SPAC hereby agrees that it shall not effect any such Transfer.

(b)          Notwithstanding subsection (a), this Section 5 shall not prohibit a Transfer of Securities by the Stockholder to (i) one of its Affiliates, (ii) in the case of an individual, by gift to a member of the individual’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), to a trust, the beneficiary of which is a member of the individual’s immediate family, or an Affiliate of such person; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; [(iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of an individual, pursuant to a charitable gift or contribution, and (vi) by virtue of the Stockholder’s organizational documents upon liquidation or dissolution of the Stockholder;] provided that in case of clauses (i)-(vi), such transferee agrees in a writing, reasonably satisfactory in form and substance to the SPAC, to assume all of the obligations of the Stockholder hereunder and to be bound by the terms of this Agreement; provided, in the case of clauses (iii), (iv), and (vi), the transferee will not be required to assume the voting obligations under Section 2 if the transferee’s assumption of such obligations would violate any applicable Laws, including any securities Laws, or would reasonably be expected to materially delay or impede the Registration Statement / Proxy Statement being declared effective under the Securities Act. Any transfer in violation of this Section 5 shall be null and void ab initio. During the term of this Agreement, the SPAC will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, this Section 5(b).

6.           Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, it (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Securities and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Securities.

7.           Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the SPAC and the Company as follows:

(a)          If the Stockholder is a natural person, the Stockholder is of legal age to execute this Agreement, is legally competent to execute this Agreement and has full legal right and capacity to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. If the Stockholder is not a natural person, the Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder.

(b)          The Stockholder, in making the decisions to enter into this Agreement and receive the Issued Class A Common Stock from the SPAC, has not relied upon any oral or written representations or assurances from the SPAC, the Company or any of their respective officers, directors, partners, or employees or any other representatives or agents. The Stockholder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Issued Class A Common Stock.

(c)          The Stockholder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Stockholder’s own legal counsel and investment and tax advisors, has sought such accounting, legal and tax advice as the Stockholder has considered necessary to make an informed decision with respect to the transactions contemplated by this Agreement, and has not received and is not relying on any statement, representation or warranty made by any person, firm or corporation (including without limitation the SPAC or its Affiliates), other than as expressly set forth in Section 8, in connection with the transactions contemplated by this Agreement.

(d)          The Stockholder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the issuance of the Issued Class A Common Stock contemplated hereby will be made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(e)          The Stockholder is acquiring the Issued Class A Common Stock solely for investment purposes, for such Stockholder’s own account, and not with a view to the distribution thereof in violation of the Securities Act and the Stockholder has no present arrangement to sell the Issued Class A Common Stock to or through any person or entity except as may be permitted hereunder.

(f)           The Stockholder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Issued Class A Common Stock. The Stockholder is aware that an investment in the Issued Class A Common Stock is highly speculative and subject to substantial risks. The Stockholder is cognizant of and understands the risks related to the acquisition of the Class A Common Stock and the restrictions relating to the Securities described or provided for in this Agreement. The Stockholder is able to bear the economic risk of its investment in the SPAC for an indefinite period of time and able to sustain a complete loss of such investment.

(g)          The Stockholder understands that the Issued Class A Common Stock are being offered and sold to the Stockholder in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the SPAC is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Stockholder set forth in this Agreement in order to determine the applicability of such provisions.

(h)          The Stockholder is cognizant of and understands the risks related to the transfer restrictions and voting obligations with respect to the Securities provided for in Sections 1 and 2 of this Agreement.

(i)           The execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(j)           The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Owned Securities pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Stockholder is a party or by which the Stockholder or to which the Securities are subject, other than those which would not reasonably be expected to have a material adverse effect on the legal authority of Stockholder to enter into and timely perform its obligations under this Agreement (a “Stockholder Material Adverse Effect”), (ii) if the Stockholder is not an individual, result in any violation of the provisions of the organizational documents of the Stockholder, other than those that would not reasonably be expected to have a Stockholder Material Adverse Effect, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any Governmental Authority having jurisdiction over the Stockholder or any of its properties, other than those that would not reasonably be expected to have a Stockholder Material Adverse Effect.

(k)         The Stockholder owns, beneficially and of record, as of the date hereof, the shares of Class A Stock set forth on Exhibit A attached hereto free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created by this Agreement, the Organizational Documents of the SPAC and applicable securities Laws). The Stockholder has the sole power to vote or cause to be voted such shares. Except for shares of Class A Stock set forth on Exhibit A attached hereto and any public warrants and/or private warrants held by the Stockholder, as of the date of this Agreement, the Stockholder is not a record holder of any (i) equity securities of the SPAC, (ii) securities of the SPAC having the right to vote on any matters on which the stockholders of the SPAC may vote or which are convertible into or exchangeable for, at any time, equity securities of the SPAC, or (iii) options or other rights to acquire from the SPAC any equity securities or securities convertible into or exchangeable for equity securities of the SPAC, except as contemplated by, or in connection with, the Merger Agreement.

(l)          Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act and those set forth as conditions to closing in the Merger Agreement, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by Stockholder from, or to be given by Stockholder to, or be made by Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by Stockholder of this Agreement or the consummation of the transactions contemplated hereby.

(m)        There is no Action pending or, to the knowledge of the Stockholder, threatened, against the Stockholder that challenges the Stockholder’s beneficial or record ownership of the Securities, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(n)         Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Stockholder with the SEC with respect to the beneficial ownership of the SPAC’s common stock, the Stockholder is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(o)         The Stockholder (i) has not entered into any voting agreement or voting trust with respect to the Securities inconsistent with the Stockholder’s obligations pursuant to this Agreement, (ii) has not granted a consent or power of attorney with respect to the Securities and (iii) has not entered into any agreement or knowingly taken any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing the Stockholder from performing any of its material obligations under this Agreement.

(p)         The Stockholder understands and acknowledges that the SPAC is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

(q)         No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which the SPAC is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.

8.           Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to the Stockholder that:

(a)         This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other Parties, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the SPAC does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the SPAC is a party which would prevent the SPAC from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the SPAC is subject.

(b)         The Issued Class A Common Stock to be issued by the Stockholder pursuant to this Agreement shall be free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws and the transfer restrictions referred to in Section 5.

9.           Joinder by Designee. The SPAC and the Stockholder acknowledge and agree that the Stockholder may elect a Designee to be issued the Issued Class A Common Stock pursuant to the Share Issuance in place of the Stockholder, provided that:

(a)         the Stockholder provides the SPAC written notice of the proposed Designee at least ten (10) Business Days prior to the Closing;

(b)         the SPAC consents to the election of the Designee, which shall not be unreasonably withheld or delayed; and

(c)         at least five (5) Business Days prior to the Closing, the Designee validly executes a Joinder to this Agreement in substantially the form attached hereto as Exhibit B (the “Joinder”), pursuant to which the Designee shall represent and warrant to the SPAC the matters set out in Section 7.

10.          Conditions to Share Issuances. Notwithstanding any provision in this Agreement to the contrary, the SPAC’s obligation to issue the Issued Class A Common Stock to the Stockholder (or its Designee) pursuant to the Share Issuance shall be conditioned upon: (i) the Stockholder complying with Sections 1 and 2 hereof until termination of this Agreement (including, for the avoidance of doubt, the Stockholder holding the Securities until the Business Day following the meeting of the stockholders of the SPAC at which the stockholders vote on and approve the consummation of Merger, other than as permitted pursuant to Section 2); and (ii) the Closing occurring, and, in any case, the Share Issuance will only take place immediately prior to, and substantially concurrently with, the Closing.

11.         Trust Account Waiver. The Stockholder acknowledges that the SPAC has established a trust account (the “Trust Account”) containing the proceeds of the IPO and certain proceeds of the private placement consummated simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of its public shareholders. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account (other than those that it may have as a shareholder of the SPAC), and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of the Stockholder or any of its related parties as a shareholder of the SPAC to the extent related to or arising from any shares of the SPAC.

12.         Covenants of the Stockholder. The Stockholder hereby: (a) agrees to promptly notify the SPAC of the number of any new Securities acquired by the Stockholder after the date hereof and prior to the Expiration Date (any such Securities being subject to the terms of this Agreement as though owned by the Stockholder on the date hereof), and any other changes to the number or type of Securities owned by Stockholder; (b) agrees to permit the SPAC to publish and disclose the Stockholder’s identity, ownership of the Securities and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, and, if deemed appropriate by the SPAC, a copy of this Agreement, in (i) the Registration Statement/Proxy Statement, (ii) any Form 8-K filed by the SPAC with the SEC in connection with the execution and delivery of the Merger Agreement and the Registration Statement/Proxy Statement, and (iii) any other documents or communications provided by the SPAC to any Governmental Authority or to securityholders of SPAC, in each case, to the extent required by the federal securities Laws or the SEC or any other securities authorities; (c) shall and does authorize the SPAC, and any of their respective counsels, to notify SPAC’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such shares); provided that the SPAC, or such counsel, as applicable, further notifies the SPAC’s transfer agent to lift and vacate the stop transfer order with respect to the Securities following the Expiration Date; (d) agrees not to take or agree or commit to take any action that would make any representation and warranty of the Stockholder contained in this Agreement inaccurate in any material respect; (e) agrees to provide to the SPAC, the Company and their respective Representatives any information regarding Stockholder or the Securities that is reasonably requested by the SPAC, the Company or their respective Representatives for inclusion in the Registration Statement; and (f) shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without providing prior notice to the Company and the SPAC, after which the Company and the SPAC shall be provided reasonable time to consult with the Stockholder before any such public statements are made, unless such information was already made available publicly in reports filed with the SEC or is otherwise required by applicable Law; provided, nothing herein shall restrict the Stockholder’s right to furnish or disclose any information with respect to the Transactions or the transactions contemplated herein (i) to its limited partners, members or shareholders, (ii) as required by applicable Law, regulation, SEC or stock exchange requirement or legal process, or (iii) as permitted by the Merger Agreement. The Stockholder agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish or attempt to accomplish that which it is not permitted to accomplish directly under this Agreement.

13.       Termination. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) the consummation of the Merger, (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, and (c) the mutual written agreement of each of the Parties to terminate this Agreement (such earliest date, the “Expiration Date”). Upon such termination, no Party shall have any further obligations hereunder; provided that (a) this Section 13, Section 15 and Section 17 shall survive any termination of this Agreement and (b) the termination of this Agreement shall not prevent any Party hereunder from seeking any remedies (at law or in equity) against another Party or relieve such Party from liability for such Party’s breach of any terms of this Agreement.

14.       Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Securities, and not in such Stockholder’s capacity as a director, officer or employee of SPAC or any of its Affiliates, as applicable and (b) nothing herein will be construed to limit or affect any action or inaction by such Stockholder or any representative of such Stockholder serving as a member of the board of directors of the SPAC or its Affiliates or as an officer, employee or fiduciary of the SPAC or its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the SPAC or such Affiliate.

15.       Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Persons that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Notwithstanding the foregoing, nothing in this Section 15 shall limit, amend or waive any rights or obligations of any party to this Agreement, the Merger Agreement, or any Ancillary Documents.

16.       No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the SPAC any direct or indirect ownership or incidents of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to Stockholder, and the SPAC shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the SPAC or exercise any power or authority to direct the Stockholder in the voting of any of the Securities, except as otherwise provided herein with respect to the Securities. Except as otherwise set forth in Section 2, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the stockholders of the SPAC.

17.          Miscellaneous.

(a)         The Parties shall execute and deliver such additional documents and take such additional actions as the Parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

(b)         Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement, regardless of whether the Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.

(c)         All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to the SPAC prior to the Closing:

SEP Acquisition Corp.

3737 Buffalo Speedway

Suite 1750

Houston, TX 77098

Attn: Andrew White

Telephone No.: 713-715-6820

Email: info@seplp.com

with a copy to:

Baker Donelson, Bearman, Caldwell & Berkowitz, PC

1600 West End Avenue

Suite 2000

Nashville, TN 37203

Attn: Tonya Mitchem Grindon

Attn: Nathan Kibler

Attn: Andrew Yonchak

Telephone No.: 615-726-5600

Email: tgrindon@bakerdonelson.com

Email: nkibler@bakerdonelson.com

Email: dyonchak@bakerdonelson.com

If to the Purchaser after the Closing or to the Company, to:

Sanuwave Health, Inc.

11495 Valley View Road

Eden Prairie, Minnesota 55344

Attn: Morgan C. Frank, Chief Executive Officer

Email:

with a copy (which will not constitute notice) to:

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Attn: Ben A. Stacke

Attn: Jonathan Nygren

Email: ben.stacke@faegredrinker.com

Email: jon.nygren@faegredrinker.com

if to Stockholder, to the address or email of Stockholder set forth on the signature page hereto.

(d)          Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, the Purchaser and the Sponsor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(e)          Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 15.

(f)           This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties.

(g)          This Agreement, and the other agreements referred to in this Agreement, the Merger Agreement, and the Transaction Agreements, constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement, the Merger Agreement, and the Transaction Agreements. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)        This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. This Agreement and all of its obligations are personal to the Parties and may not be assigned, transferred or delegated at any time without the prior written consent of the other Parties, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

(i)         This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have or declines jurisdiction, any state or federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Law, in such state or federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in the Court of Chancery of the State of Delaware or such state or federal court and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in the Court of Chancery of the State of Delaware or such state or federal court. Each of the Parties agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 17(c). Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17(i).

(j)         The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, may occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages or the requirement to post any bond or other security, prior to the Expiration Date, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement.

(k)        In the event of a stock split, stock dividend or distribution, or any change in SPAC’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the term “Securities” shall be deemed to refer to and include all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(l)         For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the neuter gender shall include masculine and feminine genders. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement. The headings and captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement. The words, “hereby,” “herewith,” “herein,” “hereto,” “hereof” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or paragraph hereof. Derivative forms of defined terms shall have correlative means.

(m)       If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SPAC:

SEP ACQUISITION CORP.

By:
Name: Title:

[Signature page to Voting and Non-Redemption Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

[NAME]

By:
Name: Title:

Address:

Email:

[Signature page to Voting and Non-Redemption Agreement]

Exhibit A

SPAC Shares

Class A Common Stock	__________

Exhibit B

FORM OF JOINDER TO VOTING AND NON-REDEMPTION AGREEMENT

_____________, 2023

1.      Reference is made to that certain Voting and Non-Redemption Agreement, dated August 23, 2023 (as may be amended from time to time, the “Agreement”), by and among [NAME] (the “Stockholder”) and SEP Acquisition Corp., a Delaware corporation (the “Company” or “SPAC”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2.      Pursuant to Sections 3(a)(i) and 9 of the Agreement, the Stockholder has designated [Designee Name] (the “Designee”) as its designee to be issued the Issued Class A Common Stock pursuant to the Share Issuance on the terms set out in the Agreement, and the Company has consented to the election of the Designee by the Stockholder.

3.      By executing this joinder (the “Joinder”), the Designee and each party hereto hereby agrees, as of the date first set forth above, that:

a.	the Designee shall become a party to the Agreement (as it exists on the date of this Joinder solely with respect to the issuance of the Issued Class A Common Stock pursuant to the Share Issuance); and

b.	the Designee shall be bound by the terms and provisions of the Agreement as if it were the Stockholder, and will be deemed to have given the representations and warranties as set out in Section 7 of the Agreement for the benefit of the Company, and shall entitled to the rights of the Stockholder under the Agreement, each only to the extent applicable with respect to the issuance of the Issued Class A Common Stock to the Designee pursuant to the Share Issuance.

4.      For the avoidance of doubt, the following provisions of the Agreement will not be applicable with respect to the Designee: Section 1 and Section 2.

5.      This Joinder may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Joinder shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories. The delivery by facsimile or by electronic delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) of this Joinder with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder as of the date first set forth above.

COMPANY:

SEP ACQUISITION CORP.

By:
Name: Title:

STOCKHOLDER:

[NAME]

By:
Name: Title:

Address:

Email:

DESIGNEE:

[NAME]

By:
Name: Title:

Address:

Email:

[Signature Page to Joinder to Voting and Non-Redemption Agreement]